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                                                                      EXHIBIT 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         (EXPRESSED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                         Year Ended December 31,
                                                                           -------------------------------------------------
                                                                           1993                1992                 1991
                                                                           ----                ----                 ----
 PRIMARY EARNINGS PER SHARE
   Earnings
        Net loss                                                       $    (4,405)         $   (36,403)          $    (1,174)
        Deduct dividends on preferred shares                                 3,738                    -                     -
                                                                        ----------           ----------            ----------
        Net loss applicable to common stock                            $    (8,143)         $   (36,403)          $    (1,174)
                                                                        ==========           ==========            ==========
   Shares
   Weighted average number of common
         shares outstanding                                             80,131,904           79,916,997            76,554,784
                                                                        ==========           ==========            ==========
 Primary loss per common share                                         $     (0.10)         $     (0.46)          $     (0.02)
                                                                        ==========           ==========            ==========
 FULLY DILUTED EARNINGS PER SHARE(1)
   Earnings
        Net loss                                                       $    (4,405)         $   (36,403)          $    (1,174)
                                                                        ==========           ==========            ==========
 Shares
   Weighted average number of common
     shares outstanding                                                 80,131,904           79,916,997            76,554,784
   Assuming conversion of 6% convertible debentures                      4,848,485            4,848,485             4,848,485
   Assuming exercise of stock options reduced by the
     number of shares which could have been
     purchased with the proceeds from exercise of
     such options                                                          414,939              131,305                98,961
   Assuming conversion of preferred stock                                6,931,645                    -                     -
                                                                        ----------           ----------            ----------
   Weighted average number of common shares
     outstanding as adjusted                                            92,326,973           84,896,787            81,502,230
                                                                        ==========           ==========            ==========
 Loss per common share assuming full dilution                          $     (0.05)         $     (0.43)          $     (0.01)
                                                                        ==========           ==========            ==========
 ADDITIONAL PRIMARY COMPUTATION (1)
 Net loss applicable to common stock, as adjusted per
  primary computation above                                            $    (8,143)         $   (36,403)          $    (1,174)
                                                                       ===========          ===========           ===========
 Additional adjustment to weighted average number of
  shares outstanding:
   Weighted average number of shares outstanding,
     as adjusted per primary computation above                          80,131,904           79,916,997            76,554,784
   Anti-dilutive effect of outstanding options (as
     determined by the application of the treasury stock
     method)                                                               101,755              130,422                92,542
   Anti-dilutive effect of conversion of
     6% convertible debentures                                           4,848,485            4,848,485             4,848,485
                                                                        ----------           ----------            ----------
   Weighted average number of shares, as adjusted                       85,082,144           84,895,904            81,495,811
                                                                        ==========           ==========            ==========
 Primary earnings per share, as adjusted                               $     (0.10)         $     (0.43)          $     (0.01)
                                                                        ==========           ==========            ==========





(1) These calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.